EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

United Cannabis Corporation

301 Commercial Rd., Unit D

Golden, CO  80401

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of United Cannabis Corporation our report dated February 24, 2017, relating to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, Colorado

February 7, 2018